Exhibit 99.1

FOR IMMEDIATE RELEASE

For more information, contact:

David Gunter/Divisional Vice President of Corporate Communications & Investor Relations

(208) 265-3944 or dgunter@thecreek.com

Coldwater Creek increases retail store expansion plans for 2006

National women’s apparel retailer plans to open approximately 65 full-line retail stores averaging 5,500 square feet during fiscal 2006

SANDPOINT, Idaho — Coldwater Creek (Nasdaq: CWTR), the national retailer of women’s apparel, jewelry, accessories and gifts, today announced it has increased its 2006 retail store expansion and now plans to open approximately 65 new full-line stores in 2006. The company previously had said it planned to open approximately 60 stores next year.

“The effective execution of our retail expansion strategy this fiscal year, combined with continued favorable response to our retail store concept, points to what we believe is a strong opportunity to gain market share by putting additional stores in key national markets in 2006,” said Coldwater Creek Chairman and Chief Executive Officer Dennis Pence. “Our retail team is solidly on track to add a total of 60 stores this year, for a total of 174 locations in operation by the holiday selling season. Based on our current plan, we now expect to have 239 stores in operation before Thanksgiving 2006.”

Executive Vice President of Sales & Marketing Dan Griesemer said locations have been confirmed and approved for next year and the company currently is reviewing locations for 2007. The Coldwater Creek stores planned for 2006 will be approximately 500 square feet larger than previously planned and will now average 5,500 square feet, he added.

“We’ve learned from positive experience that our unique mix of apparel, accessories and hard goods lends itself to a slightly larger store footprint and also supports our efforts to build brand awareness in both malls and lifestyle centers,” Griesemer said. “More than half of our overall business now comes from retail stores and we believe there is an opportunity to build to a total of 450-500 stores over the next several years.”

Coldwater Creek is an integrated triple-sales-channel retailer of women’s apparel, jewelry, gifts and accessories through a growing number of full-line retail stores located across the United States, an e-commerce web site at www.coldwatercreek.com and direct-mail catalogs.

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CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING INFORMATION:

This news release contains “forward-looking statements” within the meaning of the securities laws, including statements regarding our planned retail expansion. These statements are based on management’s current expectations and are subject to a number of uncertainties and risks. Actual results may differ materially. Important factors that could cause actual results to differ materially from estimates or projections contained in the forward-looking statements include, but are not limited to, our inability to realize the full value of merchandise currently in inventory as a result of sluggish sales, ever-changing customer tastes and buying trends, and the current economic climate, which continues to adversely affect the retail sector; unanticipated increases in mailing and printing costs; the cost of additional overhead that may be required to expand our brand; the impact of unseasonable weather patterns, the difficult selling environment or other factors beyond our control; unexpected or increased costs or delays in the development and expansion of our retail chain and our potential inability to recover these costs due to sluggish sales; the inherent difficulty in forecasting consumer buying patterns and trends, particularly in the current difficult economic climate and the possibility that any recent improvements in our product margins, or in customer response to our merchandise, may not be sustained; our inability to continue to fund our retail expansion with operating cash as a result of either lower sales or higher than anticipated costs, or both; uncertainties related to our shift to a triple-channel model, in particular, the effects of shifting patterns of e-commerce or retail purchases versus catalog purchases; and such other factors as are discussed in our Form 10-Q Quarterly Reports and in our most recent Form 10-K Annual Report filed with the U.S. Securities and Exchange Commission (“SEC”). We believe that these forward-looking statements are reasonable; however, you should not place undue reliance on forward-looking statements, which are based on current expectations and speak only as of the date of this release. We are not obligated to publicly release any revisions to forward-looking statements to reflect events after the date of this release. We provide a detailed discussion of risk factors in periodic SEC filings, and you are encouraged to review these filings in connection with this release.

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